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                                                                EXHIBIT 24

                               POWER OF ATTORNEY

          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, jointly and severally, Ronald H. Dykehouse, Joel M. Smith and Lon V. Leneve, and each of them, attorneys-in-fact for the undersigned, each with the power of substitution, for the undersigned in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments) and any subsequent registration statement filed pursuant to Rule 462(b) promulgated under the Securities Act of 1933 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

    SIGNATURE                   CAPACITIES           DATE
    ---------                   ----------           ----

/s/ James C. Pigott      Director                 January 20, 1996
-----------------------
James C. Pigott